                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of July 2, 2001 by and between each of the mutual funds listed on Exhibit A hereto (each such fund or series of a fund hereinafter referred to as the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custody Agreement referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of January 7, 1997 (as further amended and in effect from time to time, the "Contract"); and

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio," and, collectively, the "Portfolios"); and

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 20 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 21, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       Provisions Relating to Rules 17f-5 and 17f-7.
         --------------------------------------------

3.1.     Definitions.  Capitalized terms in Article 3 and 4 shall have the
         -----------
following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Eligible Securities Depositories operating in the country); prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.     The Custodian as Foreign Custody Manager.
         ----------------------------------------

         3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund,
               ------------------------------------------------------
by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 Countries Covered. The Foreign Custody Manager shall be
               -----------------
responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with this
Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund on behalf of the Portfolios of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3    Scope of Delegated Responsibilities.
                  -----------------------------------

                  (a) Selection of Eligible Foreign Custodians. Subject to the
                      ----------------------------------------
provisions of this Article 3, the Portfolio's Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) Contracts With Eligible Foreign Custodians. The Foreign
                      ------------------------------------------
Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) Monitoring. In each case in which the Foreign Custody
                      ----------
Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Article 3.2.5 hereunder.

         3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes
               --------------------------------------------------
of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 Reporting Requirements. At least annually and more frequently as
               ----------------------
the Board deems reasonable and appropriate based on the circumstances of the Fund's custody arrangements, the Foreign Custody Manager shall provide the Board with written reports specifying placement of the Fund's Foreign Assets with each Eligible Foreign Custodian selected by the Foreign Custody Manager. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3.2 promptly after the occurrence of the material change.

         3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In
               ----------------------------------------------------------
performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody
               ------------------------------------------
Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 Effective Date and Termination of the Custodian as Foreign
               ----------------------------------------------------------
Custody Manager. The Board's delegation to the Custodian as Foreign Custody
---------------
Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Article 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      Eligible Securities Depositories.
         --------------------------------

         3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund
               -----------------------
(or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 Standard of Care. The Custodian agrees to exercise reasonable
               ----------------
care, prudence and diligence in performing the duties set forth in Article
3.3.1.

4.       Duties of the Custodian with Respect to Property of the Portfolios Held
         -----------------------------------------------------------------------
Outside the United States.
-------------------------

4.1      Definitions.  Capitalized terms in this Article 4 shall have the
         -----------

following meanings: "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging
     ------------------
to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.     Foreign  Securities  Systems.  Foreign  securities shall be
         ----------------------------
maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     Transactions in Foreign Custody Account.
         ---------------------------------------

         4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign
                --------------------------
Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. Payment of Portfolio Monies. Upon receipt of Proper
                ---------------------------
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. Market Conditions. Notwithstanding any provision of this
                -----------------
Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in
     ----------------------------------
the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. Bank Accounts. The Custodian shall identify on its books as belonging to
     -------------
the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Article shall be subject only to draft or order by the Custodian (or, if applicable, such

Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts
     --------------------
to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to
     ------------------
this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit
     ---------------------------------------------
promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians and Foreign Securities Systems. Each
      ------------------------------------------------------------------
agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law. The Custodian shall have no responsibility or liability for any
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obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian. Except as may arise from the Custodian's own
      ----------------------
negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND TRUST               EACH OF THE FUNDS LISTED ON
COMPANY                                   EXHIBIT A HERETO

By: /s/ Kenneth A. Bergeron               By: /s/ Ann Caparros
   ------------------------------------      ---------------------------
   Name: Kenneth A. Bergeron                 Name: Ann Caparros
   Title: Senior Vice President              Title: Secretary

                                    EXHIBIT A
                                    ---------

                          Horace Mann Growth Fund, Inc.

                          Horace Mann Income Fund, Inc.

                         Horace Mann Balanced Fund, Inc.

                  Horace Mann Short-Term Investment Fund, Inc.

                      Horace Mann International Equity Fund

                        Horace Mann Small Cap Growth Fund

                      Horace Mann Socially Responsible Fund

                                                                      SCHEDULE A

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                           ELIGIBLE FOREIGN CUSTODIANS

Country                                        Eligible Foreign Custodian
Argentina                                      Citibank, N.A.

Australia                                      Westpac Banking Corporation

Austria                                        Erste Bank der Osterreichischen Sparkassen AG

Bahrain                                        HSBC Bank Middle East (as delegate of The Hongkong and
                                               Shanghai Banking Corporation Limited)

Bangladesh                                     Standard Chartered Bank

Belgium                                        Fortis Bank nv-sa

Bermuda                                        The Bank of Bermuda Limited

Bolivia                                        Citibank, N.A.

Botswana                                       Barclays Bank of Botswana Limited

Brazil                                         Citibank, N.A.

Bulgaria                                       ING Bank N.V.

Canada                                         State Street Trust Company Canada

Chile                                          Citibank, N.A.

People's Republic of China                     The Hongkong and Shanghai Banking Corporation Limited,
                                               Shanghai and Shenzhen branches

Colombia                                       Cititrust Colombia S.A.
                                               Sociedad Fiduciaria

Costa Rica                                     Banco BCT S.A.

Croatia                                        Privredna Banka Zagreb d.d


Country                       Eligible Foreign Custodian

Cyprus                        The Cyprus Popular Bank Ltd.

Czech Republic                Eeskoslovenska Obchodni Banka, A.S.

Denmark                       Den Danske Bank

Ecuador                       Citibank, N.A.

Egypt                         Egyptian British Bank S.A.E. (as delegate of The
                              Hongkong and Shanghai Banking Corporation Limited)

Estonia                       Hansabank

Finland                       Merita Bank Plc.

France                        BNP Paribas, S.A.

Germany                       Dresdner Bank AG

Ghana                         Barclays Bank of Ghana Limited

Greece                        National Bank of Greece S.A.

Hong Kong                     Standard Chartered Bank

Hungary                       Citibank Rt.

Iceland                       Icebank Ltd.

India                         Deutsche Bank AG
                              The Hongkong and Shanghai Banking Corporation Limited

Indonesia                     Standard Chartered Bank

Ireland                       Bank of Ireland

Israel                        Bank Hapoalim B.M.

Italy                         BNP Paribas, Italian Branch

Ivory Coast                   Societe Generale de Banques en Cote d'Ivoire


Country                              Eligible Foreign Custodian
Jamaica                              Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                                The Fuji Bank, Limited

                                     The Sumitomo Bank, Limited

Jordan                               HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

Kenya                                Barclays Bank of Kenya Limited

Republic of Korea                    The Hongkong and Shanghai Banking
                                     Corporation Limited

Latvia                               A/s Hansabanka

Lebanon                              HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)

Lithuania                            Vilniaus Bankas AB

Malaysia                             Standard Chartered Bank
                                     Malaysia Berhad

Mauritius                            The Hongkong and Shanghai
                                     Banking Corporation Limited

Mexico                               Citibank Mexico, S.A.

Morocco                              Banque Commerciale du Maroc

Namibia                              Standard Bank Namibia Limited

Netherlands                          Fortis Bank (Nederland) N.V.

New Zealand                          ANZ Banking Group (New Zealand) Limited

Norway                               Christiania Bank og
                                     Kreditkasse ASA

Oman                                 HSBC Bank Middle East
                                     (as delegate of The Hongkong and
                                     Shanghai Banking Corporation Limited)


Country                       Eligible Foreign Custodian
Pakistan                      Deutsche Bank AG

Palestine                     HSBC Bank Middle East
                              (as delegate of The Hongkong and
                              Shanghai Banking Corporation Limited)

Panama                        BankBoston, N.A.

Peru                          Citibank, N.A.

Philippines                   Standard Chartered Bank

Poland                        Citibank (Poland) S.A.

Portugal                      Banco Comercial Portugues

Qatar                         HSBC Bank Middle East
                              (as delegate of The Hongkong and
                              Shanghai Banking Corporation Limited)

Romania                       ING Bank N.V.

Russia                        Credit Suisse First Boston AO - Moscow
                              (as delegate of Credit Suisse
                              First Boston - Zurich)

Singapore                     The Development Bank of Singapore Limited

Slovak Republic               Ceskoslovenska Obchodni Banka, A.S.

Slovenia                      Bank Austria Creditanstalt d.d. - Ljubljana

South Africa                  Standard Bank of South Africa Limited

Spain                         Banco Santander Central Hispano S.A.

Sri Lanka                     The Hongkong and Shanghai
                              Banking Corporation Limited

Swaziland                     Standard Bank Swaziland Limited

Sweden                        Skandinaviska Enskilda Banken

Switzerland                   UBS AG

Taiwan - R.O.C.               Central Trust of China


Country                         Eligible Foreign Custodian
Thailand                        Standard Chartered Bank

Trinidad & Tobago               Republic Bank Limited

Tunisia                         Banque Internationale Arabe de Tunisie

Turkey                          Citibank, N.A.

Ukraine                         ING Bank Ukraine

United Kingdom                  State Street Bank and Trust Company,
                                London Branch

Uruguay                         BankBoston, N.A.

Venezuela                       Citibank, N.A.

Vietnam                         The Hongkong and Shanghai
                                Banking Corporation Limited

Zambia                          Barclays Bank of Zambia Limited

Zimbabwe                        Barclays Bank of Zimbabwe Limited

                                                                      SCHEDULE B

                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
          ELIGIBLE SECURITIES DEPOSITORIES OPERATING IN NETWORK MARKETS


Country                                           Eligible Securities Depositories

Argentina                                         Caja de Valores S.A.

Australia                                         Austraclear Limited

                                                  Reserve Bank Information and Transfer System

Austria                                           Oesterreichische Kontrollbank AG
                                                  (Wertpapiersammelbank Division)

Belgium                                           Caisse Interprofessionnelle de Depots et de Virements
                                                  de Titres, S.A.

                                                  Banque Nationale de Belgique

Brazil                                            Companhia Brasileira de Liquidacao e Custodia

Bulgaria                                          Central Depository AD

                                                  Bulgarian National Bank

Canada                                            Canadian Depository for Securities Limited

Chile                                             Deposito Central de Valores S.A.

People's Republic of China                        Shanghai Securities Central Clearing & Registration
                                                  Corporation

                                                  Shenzhen Securities Central Clearing Co., Ltd.

Colombia                                          Deposito Centralizado de Valores

Costa Rica                                        Central de Valores S.A.


Country                    Eligible Securities Depositories

Croatia                    Ministry of Finance

                           National Bank of Croatia

                           Sredisnja Depozitarna Agencija d.d.

Czech Republic             Stredisko cennych papiru

                           Czech National Bank

Denmark                    Vaerdipapircentralen
                           (Danish Securities Center)

Egypt                      Misr for Clearing, Settlement, and Depository

Estonia                    Eesti Vaartpaberite Keskdepositoorium

Finland                    Finnish Central Securities Depository

France                     Societe Interprofessionnelle pour la Compensation des
                           Valeurs Mobilieres

Germany                    Clearstrearn Banking AG, Frankfurt

Greece                     Bank of Greece,
                           System for Monitoring Transactions in
                           Securities in Book-Entry Form
                           Central Securities Depository
                           (Apothetirion Titlon AE)

Hong Kong                  Central Clearing and Settlement System

                           Central Moneymarkets Unit

Hungary                    Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

India                      National Securities Depository Limited

                           Central Depository Services India Limited

                           Reserve Bank of India


Country                                   Eligible Securities Depositories
Indonesia                                 Bank Indonesia

                                          PT Kustodian Sentral Efek Indonesia

Ireland                                   Central Bank of Ireland Securities Settlement Office

Israel                                    Tel Aviv Stock Exchange Clearing
                                          House Ltd. (TASE Clearinghouse)

Italy                                     Monte Titoli S.p.A.

                                          Banca d'Italia

Ivory Coast                               Depositaire Central - Banque de Reglement

Jamaica                                   Jamaica Central Securities Depository

Japan                                     Japan Securities Depository Center (JASDEC)
                                          Bank of Japan Net System

Kenya                                     Central Bank of Kenya

Republic of Korea                         Korea Securities Depository

Latvia                                    Latvian Central Depository

Lebanon                                   Custodian and Clearing Center of
                                          Financial Instruments for Lebanon
                                          and the Middle East (Midclear) S.A.L.
                                          Banque du Liban

Lithuania                                 Central Securities Depository of Lithuania

Malaysia                                  Malaysian Central Depository Sdn. Bhd.
                                          Bank Negara Malaysia,
                                          Scripless Securities Trading and

                                          Safekeeping System

Mauritius                                 Central Depository and Settlement Co. Ltd.

                                          Bank of Mauritius

Mexico                                    S.D. INDEVAL
                                          (Instituto para el Deposito de Valores)


Country                       Eligible Securities Depositories

Morocco                       Maroclear

Netherlands                   Nederlands Centraal Instituut voor Giraal
                              Effectenverkeer B.V.  (NECIGEF)

New Zealand                   New Zealand Central Securities Depository Limited

Norway                        Verdipapirsentralen (Norwegian Central
                              Securities Depository)

Oman                          Muscat Depository & Securities Registration Company,
                              SAOC

Pakistan                      Central Depository Company of Pakistan Limited

                              State Bank of Pakistan

Palestine                     Clearing Depository and Settlement, a department of the
                              Palestine Stock Exchange

Peru                          Caja de Valores y Liquidaciones, Institucion de
                              Compensacion y Liquidacion de Valores S.A

Philippines                   Philippine Central Depository, Inc.

                              Registry of Scripless Securities
                              (ROSS) of the Bureau of Treasury

Poland                        National Depository of Securities (Krajowy Depozyt
                              Papierow Wartosciowych SA)

                              Central Treasury Bills Registrar

Portugal                      Central de Valores Mobiliarios

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                       National Securities Clearing, Settlement and Depository
                              Company
                              Bucharest Stock Exchange Registry Division
                              National Bank of Romania


Country                              Eligible Securities Depositories

Singapore                            Central Depository (Pte) Limited

                                     Monetary Authority of Singapore

Slovak Republic                      Stredisko cennych papierov

                                     National Bank of Slovakia

Slovenia                             Klirinsko Depotna Druzba d.d.

South Africa                         Central Depository Limited

                                     Share Transactions Totally Electronic (STRATE) Ltd.

Spain                                Servicio de Compensacion y Liquidacion de Valores, S.A.

                                     Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka                            Central Depository System (Pvt) Limited

Sweden                               Vardepapperscentralen VPC AB
                                     (Swedish Central Securities Depository)

Switzerland                          SegaIntersettle AG (SIS)

Taiwan - R.O.C.                      Taiwan Securities Central Depository Co., Ltd.

Thailand                             Thailand Securities Depository Company Limited

Tunisia                              Societe Tunisienne Interprofessionelle pour la
                                     Compensation et de Depots des Valeurs Mobilieres

Turkey                               Takas ve Saklama Bankasi A.S.
                                     (TAKASBANK)

                                     Central Bank of Turkey

Ukraine                              National Bank of Ukraine


Country                          Eligible Securities Depositories

United Kingdom                   Central Gilts Office and Central Moneymarkets Office

Venezuela                        Banco Central de Venezuela

Zambia                           LuSE Central Shares Depository Limited

                                 Bank of Zambia

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                                                      SCHEDULE C

                               MARKET INFORMATION


Publication/Type of Information                              Brief Description
(Frequency)

The Guide to Custody in World Markets                        An overview of safekeeping and settlement
-------------------------------------                        practices and procedures in each market in which State
(annually)                                                   Street Bank and Trust Company offers custodial services.

Global Custody Network Review                                Information relating to the operating history and
-----------------------------                                structure of depositories and subcustodians located in
(annually)                                                   the markets in which State Street Bank and Trust
                                                             Company offers custodial services, including
                                                             transnational depositories.

Global Legal Survey                                          With respect to each market in which State Street Bank
-------------------                                          and Trust Company offers custodial services, opinions
(annually)                                                   relating to whether local law restricts (i) access of a
                                                             fund's independent public accountants to books and
                                                             records of a Foreign Sub-Custodian or Foreign Securities
                                                             System, (ii) the Fund's ability to recover in the
                                                             event of bankruptcy or insolvency of a Foreign
                                                             Sub-Custodian or Foreign Securities System, (iii) the
                                                             Fund's ability to recover in the event of a loss by
                                                             a Foreign Sub-Custodian or Foreign Securities System,
                                                             and (iv) the ability of a foreign investor to
                                                             convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                                      Copies of the subcustodian contracts State Street Bank
-----------------------                                      and Trust Company has entered into with each
(annually)                                                   subcustodian in the markets in which State Street Bank
                                                             and Trust Company offers subcustody services to its US
                                                             mutual fund clients.

Network Bulletins (weekly)                                   Developments of interest to investors in the markets in
                                                             which State Street Bank and Trust Company offers custodial services.


Publication/Type of Information                              Brief Description
(Frequency)

Foreign Custody Advisories                                   With respect to markets in which State Street Bank and
(as necessary)                                               Trust Company offers custodial services which exhibit
                                                             special custody risks, developments which may impact
                                                             State Street's ability to deliver expected levels of
                                                             service.